Exhibit 10.2

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 to Employment Agreement (the “Amendment”) is made by and between Remi Barbier (the “Executive”) and Pain Therapeutics, Inc., a Delaware corporation (the “Company” and together with the Executive hereinafter collectively referred to as the “Parties”), on June 20, 2013.

WITNESSETH:

WHEREAS, the Parties previously entered into an employment agreement, dated as of July 1, 1998 (as subsequently amended pursuant to that certain Amendment to Employment Agreement, dated as of December 17, 2008, the “Employment Agreement”); and

WHEREAS, the Company and Executive wish to amend the Employment Agreement, as set forth below.

NOW, THEREFORE, for good and valuable consideration, Executive and the Company agree that the Employment Agreement is hereby amended as follows:

1. The following language is inserted immediately following Section 3(g) of the Employment Agreement and shall constitute Sections 3(h) and 3(i) of the Employment Agreement:

“(h) Non-Assumption of Agreement. In the event of the Change in Control (as defined below) in which this Agreement and the obligations of the Company are not assumed by the successor entity either by operation of law or by assignment, Executive’s employment with the Company shall be deemed to be terminated for Other than Cause, and Executive shall be entitled to the benefits sect forth in Section 3(d) above. For purposes of this Agreement, “Change in Control” shall have the meaning set forth in the Company’s 2008 Equity Incentive Plan, as may be amended from time to time, or the same or similar term set forth in any successor plan thereto.

(i) Clawback. Executive’s incentive-based compensation that is earned based on financial performance or financial metrics of the Company shall not be subject to clawback or other recovery from the Executive in the event of a restatement of the Company’s financial statements upon which such compensation is based, except to the extent required by applicable law or regulation (including pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations that have or may be promulgated thereunder) or pursuant to the listing rules or regulations of any securities exchanges or listing services on which the Company’s securities are traded or quoted.”

These provisions are not intended to increase or to decrease any severance or other compensation arrangements currently in place between Executive and the Company.

(Signature page follows)

IN WITNESS WHEREOF, each of the Parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year set forth above.

Pain Therapeutics, Inc.		Executive

By:	/s/ Peter S. Roddy	By:	/s/ Remi Barbier
Name:	Peter S. Roddy		Remi Barbier
Title:	Vice President & CFO